                                                                     EXHIBIT 4.1

                            SUBSCRIPTION AGREEMENT


          THIS SUBSCRIPTION AGREEMENT (the "Agreement") is entered into by and
                                            ---------
between Meadows Preservation, Inc., a Florida corporation (the "Company"), 2555
                                                                -------
PGA Boulevard, Palm Beach Gardens, FL, 33410, and the undersigned subscriber (the "Subscriber").
      ----------

          IN CONSIDERATION of the covenants and other matters set forth in this Agreement, it is mutually agreed as follows:

          1.  GENERAL

          This Agreement provides for the subscription by the Subscriber to share(s) of the common stock, $.01 par value of the Company (the "Shares "), at
                                                                  ------
the subscription price of One Thousand Dollars ($1000) per Share, as described in the Company's prospectus dated _____________, 1998 (the "Prospectus"). The
                                                            ----------
Subscriber acknowledges that he or she has received a copy of the Prospectus.

          2.  SUBSCRIPTION TO COMMON STOCK

          The Subscriber hereby subscribes to the Shares described on the Subscription Page (which begins on page 3 of this Agreement).

          3.  ISSUANCE OF STOCK AND STOCK CERTIFICATES

          Subject to the provisions of this Agreement and the Prospectus, upon payment to the Company of the subscription price and the Company's receipt of a completed and signed copy of this Agreement, the Company will issue fully paid Shares to the Subscriber.

          4.  SUBSCRIBER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

          The Subscriber hereby represents, warrants and covenants to the Company as follows:

               (a) The Subscriber is an owner of a manufactured or mobile home located in The Meadows Mobile Home Park (the "Park"), 2555 PGA Boulevard, Palm Beach Gardens, Florida (a "Meadows Homeowner"). The Subscriber leases a lot in
                           -----------------
the Park and is acquiring the Shares subscribed to in this Agreement solely for his/her own account.

               (b) The Subscriber acknowledges that his/her ability to sell or dispose of any Shares is limited because the Company's Articles of Incorporation permit transfers only to another Meadows Homeowner or to the Company.

               (c) The Subscriber agrees that certificates representing the Shares subscribed to in this Agreement shall bear a legend in substantially the following form:

               Shares of Common Stock may not be transferred to, or owned by, any person other than the Company, an owner of a mobile or manufactured home who leases a lot located in The Meadows
               Mobile Home Park, or the estate of such owner so long as such estate owns a mobile or manufactured home and leases a lot located in The Meadows Mobile Home Park. Such transfer shall occur only in accordance with the terms of the Company's Articles of Incorporation and Bylaws.

               (d) The Subscriber hereby consents to the contribution by the Company to The Meadows Resort Partnership, a Florida general partnership to be formed by the Company and Blue Ribbon Communities Limited Partnership, of: (i) all of the proceeds received by the Company from the sale of the Shares offered by the Prospectus, and (ii) all of the Company's beneficial interest in The Meadows Mobile Home Park, which assets constitute substantially all of the Company's assets, in return for Partnership Units, as described in the Prospectus.

          5.   GOVERNING LAW

          This Agreement shall be interpreted in accordance with and in all respects governed by the laws of Florida applicable to contracts made and to be performed wholly within that jurisdiction.

                           [Rest of Page Left Blank]

                               SUBSCRIPTION PAGE

(Please print all information exactly as you wish it to appear on the Company's records.)

The Subscriber hereby subscribes for:

          Number of Shares:  [please insert number]         ______________

          For aggregate subscription price:
          [please insert amount which is number
          of Shares multiplied by $1,000]                   $_____________

          Which shall be payable by:

          Delivery of the enclosed check payable to
          Meadows Preservation, Inc. in the amount of       $_____________

               and/or

          Rejection of the Rescission Offer (as defined
          in the Prospectus) and application of advances
          which I previously made, in the amount of         $_____________.


_______________________________              _________________________________

_______________________________              _________________________________
  (Name(s) of Subscriber(s))*                   (Social Security Number(s))

________________________________________________________________________________
          (Address)                                      (Telephone)



                                             ___________________________________
                                             (Signature)

                                             ___________________________________
                                             (Printed Name)

                                             ___________________________________
                                             (Signature if joint owners)*

                                             ___________________________________
                                             (Printed Name)


Executed this ______ day of ____________, 1998.

                                        ACCEPTED AND AGREED TO:

                                        Meadows Preservation, Inc.


Date:___________________                By:  ________________________________
                                        Name:  ______________________________
                                        Title: ______________________________


* If the Shares are to be held jointly with another individual, both Subscribers must sign.